EXHIBIT 4.5

                                                             [ ] Optionee's Copy
                                                             [ ] Company's Copy


                              FTI Consulting, Inc.
                             1997 Stock Option Plan
                        Incentive Stock Option Agreement

To Addressee:

Forensic Technologies International Corporation (the "Company)" has granted you an option (the "Option") under the 1997 Stock Option Plan (the "Plan") to purchase, Written Number (Numeric Number) shares of the Company's common stock, $0.01 par value (the "Shares"), at Written Dollars and Written Cents (Numeric
Cost) per share (the "Exercise Price"). The Date of Grant was date of grant.

The option is subject in all respects to the applicable provisions of the Plan, a copy of which is attached. By signing this agreement (the "Agreement") you acknowledge receiving the Plan. This Agreement incorporates the Plan by reference and specifies other applicable terms and conditions. All terms not defined by this Agreement have the meanings given in the Plan. The Compensation Committee (the "Committee") may adjust the number of Shares and the Exercise Price from time to time under the Plan. The Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

In addition to the terms, conditions, and restrictions set forth in the Plan, the following terms, conditions, and restrictions apply to the Option:

(1)  You may not exercise the Option before [date of exercise].

     a.   Thereafter, you may exercise the Option as follows:

          i.   One-Third (1/3 of the Shares on or after [date];

          ii.  Two-Thirds (2/3) of the Shares on or after [date]; and

          iii. All of the Shares on or after [date], for a total of [written] [numerical] shares.

     b.   The Option will expire no later than the close of business on [date].

     c. The Committee may, in its sole discretion, accelerate to a date not earlier than [date] the time at which you may exercise part or all of the Option.

     d. The Option will become immediately exercisable in full upon the occurrence of a "Substantial Corporate Change" as defined in the Plan, subject to the Plan's condition relating to pooling-of-interest accounting.

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(2)  Subject to this Agreement and the Plan, you may exercise the Option only by written notice to the Company on or before the date of expiration of the Option. Each such notice must:

     a. state the election to exercise the Option and the number of Shares with respect to which it is being exercised;

     b. be signed by you or, in the event of your death or disability, by the party entitled to exercise the Option;

     c.   contain such representations as the Company requires; and

     d. be accompanied by cash or a check in the amount of the Exercise Price payable to the order of the Company.

     For all purposes of the Plan, the date of exercise will be the date on which you have delivered the notice and any required payment to the Company.

(3) You agree to give prompt notice to the Company if you dispose of any Shares acquired upon exercise of the Option within one year after you acquire them or within two years after the Date of Grant.

(4) You will forfeit any unexercised portions of the Option upon either your termination of employment or resignation for any reason unless (I) the Plan's provisions for death or disability apply, (ii) the Committee determines otherwise at any time, or (iii) your employment agreement, if any, provides otherwise.

(5) The Company may postpone the issuance and delivery of any shares for so long as the Company determines to be necessary or advisable to satisfy the following:

     a. the completion or amendment of any registration or qualification of the Shares or satisfaction of any exemption from registration under any Federal or State law, rule, or regulation;

     b.   compliance with any requests for representations under the Plan; and

     c. receipt of proof satisfactory to the Company that a person seeking to exercise the Option after your death is authorized and entitled to exercise the Option.

(6) If at the time the Company should issue you Shares because of your exercise of the Option, no current registration statement under the Securities Act of 1933 (the "Act") covers such issuance, you must, before the Company will issue such Shares to you:


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     a.   represent  to the  Company,  in form  satisfactory  to counsel for the
          Company, that you are acquiring the Shares for your own account and not with a view to the resale or distribution of the Shares; and

     b. agree that you may not sell, transfer, or otherwise dispose of the Shares issued to you under the Option unless:

          i. a registration statement under the Act is effective at the time of disposition with respect to the Shares sold, transferred, or otherwise dispose of, or

          ii. the Company has received an opinion of counsel or other information and representations satisfactory to it to the effect that registration under the Act is not required by reason of Rule 144 under the Act or otherwise.

(7) You may not exercise the Option if the issuance of the Share upon such exercise would violate any applicable federal or state securities laws or other laws or regulations.

(8) Nothing in this Agreement restricts the right of the Company or any of its affiliates to terminate your employment at any time, with or without cause. The termination of employment, whether by the Company or any of its affiliates or otherwise, and regardless of the reason therefore, has the consequences provided for under the Plan and any applicable employment or severance agreement.

(9) You understand and agree that you will not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares unless and until they have been issued to you after your exercise of this Option and payment for the shares.

(10) You understand and agree that the existence of this Option will not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the common stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(11) At the time of exercise, the Company will round down any fractional shares but will not make any cash or other payments in settlement of fractional shares eliminated by rounding.

(12) The laws of the State of Delaware will govern all matters relating to this Agreement without regard to the principles of conflict of laws.

(13) Any notice you give to the Company (including notice of exercise of all or part of an Option) must be in writing and either hand-delivered or mailed to the office of the Secretary of the Company (or to the Chair of the Committee if you are then serving as Secretary). If mailed, it should be addressed to the Secretary (or the Chair of the


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     Compensation  Committee) of the Company at 2021 Research Drive,  Annapolis,
     Maryland 21401. Any notice given to you shall be addressed to you at your address as reflected on the personnel records of the Company. You and the Company may change the address for notice by like notice to the other. Notice shall be deemed to have been duly delivered when hand-delivered or, if mailed, on the day such notice is postmarked.

(15) Whenever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control.

                                      FORENSIC TECHNOLOGIES
                                      INTERNATIONAL CORPORATION

Date:  ______________________         By:   ____________________________________
                                            Gary Sindler
                                             Secretary



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                          A C K N O W L E D G E M E N T

     I acknowledge receipt of a copy of the Plan, a copy of which is attached hereto. I represent that I have read and am familiar with the Plan's terms. I accept the Option subject to all of the terms and provisions of this Agreement and of the Plan under which it is granted, as the Plan may be amended in accordance with its terms. I agree to accept as binding, conclusive, and final all decisions or interpretations of the Committee concerning any questions arising under the Plan with respect to the Option.

Date:
     ---------------------------------    --------------------------------------
                                          Signature of Optionee
                                          Addressee


                                          --------------------------------------
                                          Address


                                          --------------------------------------
                                          City, State, Zip

     NO ONE MAY SELL, TRANSFER, OR DISTRIBUTE THIS OPTION OR THE SECURITIES THAT MAY BE PURCHASED UPON EXERCISE OF THIS OPTION WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY OR OTHER INFORMATION AND REPRESENTATIONS SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     THE SHARES THAT MAY BE PURCHASED UPON EXERCISE OF THIS OPTION MAY BE TRANSFERED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCK PURCHASE AGREEMENT TO BE ENTERED INTO BETWEEN THE HOLDER OF THIS OPTION AND THE COMPANY UPON EXERCISE OF THIS OPTION, A COPY OF WHICH AGREEMENT WILL THEREAFTER BE ON FILE WITH THE SECRETARY OF THE COMPANY.


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